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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                              Armor Holdings, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                                        59-3392443
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(State of incorporation or oganization)      (I.R.S Employer Identification No.)


13386 International Parkway, Jacksonville, FL                 32218
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 (Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:_______________(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       Each class is to be registered

   Common Stock                              New York Stock Exchange
   $.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of class)



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Item 1. Description of Registrant's Securities to be Registered.
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         The description of the Registrant's Common Stock and Preferred Stock
and the description of the anti-takeover effects of the charter and by-laws of the Registrant included under the caption "Description of Securities" set forth in the Prospectus, dated June 26, 1997, included in the Registration Statement on Form S-1 (Registration No. 333-28879), of the Registrant filed with the Securities and Exchange Commission as further amended from time to time (the "Registration Statement"), is incorporated herein by reference.

Item 2.  Exhibits.
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         1. Certificate of Incorporation of the Registrant. Incorporated by
reference to Exhibit No. 3.1 to the Form 8-K, Current Report of the Registrant, dated September 3, 1996.

         2. Bylaws of the Registrant. Incorporated by reference to Exhibit 3.3 to the Form 8-K, Current Report of the Registrant, dated September 3, 1996.

         3. Registration Statement of the Registrant on Form S-3, Registration No. 75053, filed with the Securities and Exchange Commission on April 15, 1999.

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         * Included with the copy of this Registration Statement on Form 8-A filed with the New York Stock Exchange, but not being filed with or incorporated by reference in, the copies of this Registration Statement on Form 8-A filed with the Securities and Exchange Commission.



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                                   SIGNATURES
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    ARMOR HOLDINGS, INC.


                                    By: /s/ Robert R. Schiller
                                       ---------------------------------
                                       Robert R. Schiller,
                                       Executive Vice-President


Dated: April 28, 1999


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